NEWS RELEASE


FOR MORE INFORMATION CONTACT:
Rick L. Catt,  President                           FOR IMMEDIATE RELEASE
  And Chief Executive Officer                        December 15, 1999
First Robinson Financial Corporation
501 East Main Street
Robinson, IL  62454



                    FIRST ROBINSON FINANCIAL CORPORATION REPORTS
                            STOCK REPURCHASE PROGRAM


First Robinson Financial Corporation (the Company) (OTC Bulletin Board: "FRFC"), today announced a stock repurchase program for up to 5% of the Company's common stock commencing December 20, 1999 and concluding on June 20, 2000. The Company may repurchase up to 34,574 shares of the Company's common stock. Shares may be purchased from time to time, in the open market, when deemed appropriate by management. A previous stock repurchase program which began December 6, 1999 has been completed with the Company purchasing 36,394 shares of the Company's common stock. The Company now has 691,477 shares outstanding.

On September 30, 1999, the Company had assets of $86.9 million, liabilities of $76.1 million and stockholders' equity of $10.8 million. Through its banking subsidiary, First Robinson Savings Bank, National Association, the Company operates three full-service offices and one drive-up facility in Robinson, Palestine and Oblong, Illinois.